Exhibit 99(a)

                        THE ALLIANCEBERNSTEIN PORTFOLIOS

                AMENDMENT NO. 5 TO AGREEMENT AND DECLARATION OF
                                     TRUST

            The undersigned, being at least a majority of the duly elected and qualified Trustees of The AllianceBernstein Portfolios, a business trust organized under the laws of The Commonwealth of Massachusetts pursuant to an Agreement and Declaration of Trust dated March 26, 1987, as amended, do hereby:

      FIRST: Amend Article I, Section 1 of the Agreement and Declaration of Trust by striking out said Section in its entirety and inserting in lieu thereof the following:

            Section 1. This Trust shall be known as "The AB Portfolios", and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

      SECOND: Amend Article III, Section 1 of the Agreement and Declaration of Trust by striking out the last sentence thereof and inserting in lieu thereof the following:

            Section 1. Without limiting the authority of the Trustees set forth in this Section 1, each of the following Series and classes shall be, and is hereby, established and designated:

             AB Growth Fund, AB Balanced Wealth Strategy, AB Wealth Appreciation
            Strategy, AB Conservative Wealth Strategy, AB Tax-Managed Balanced Wealth Strategy, AB Tax-Managed Wealth Appreciation Strategy, and AB Tax-Managed Conservative Wealth Strategy, which each such Series may issue from time to time, shall be, and are hereby, established and designated, which classes shall have the respective rights and preferences as may be determined from time to time by the Trustees.

            This instrument shall become effective on January 20, 2015. This instrument may be executed in several counterparts, each of which shall be deemed an original, but all taken together shall constitute one instrument.

            IN WITNESS WHEREOF, the undersigned have signed this amendment as of the date set forth below.



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/s/John H. Dobkin                          Date:   1/19/2015
---------------------------------
John H. Dobkin



/s/ Michael J. Downey                      Date:   1/16/2015
---------------------------------
Michael J. Downey



/s/ William H. Foulk, Jr.                  Date:   1/15/2015
---------------------------------
William H. Foulk, Jr.



/s/ D. James Guzy                          Date:   1/16/2015
---------------------------------
D. James Guzy



/s/ Nancy P. Jacklin                       Date:   1/16/2015
---------------------------------
Nancy P. Jacklin



/s/ Robert M. Keith                        Date:   1/16/2015
---------------------------------
Robert M. Keith



/s/ Garry L. Moody                         Date:   1/16/2015
---------------------------------
Garry L. Moody



/s/ Marshall C. Turner, Jr.                Date:   1/16/2015
---------------------------------
Marshall C. Turner, Jr.



/s/ Earl D. Weiner                         Date:   1/16/2015
---------------------------------
Earl D. Weiner